Exhibit 21.1

Jurisdiction of Incorporation
Altra Industrial Motion Corp.	Delaware
Ameridrives International LLC	Delaware
Boston Gear LLC	Delaware
Bauer Gear Motor LLC	Delaware
Formsprag LLC	Delaware
Guardian Couplings LLC	Delaware
Inertia Dynamics LLC	Delaware
Kilian Manufacturing Corporation	Delaware
Kilian Canada ULC	Canada
Nook Industries, LLC	Nevada
Nuttall Gear LLC	Delaware
Stevens Holding Company Inc.	Delaware
AS Motion LLC	Delaware
AS Motion International B.V.	Netherlands
AS Motion Hong Kong Ltd.	Hong Kong
Elsim Elektroteknik Sistemler Sanayi ve Ticaret A.Ş.	Turkey
AS Motion North America Inc.	Delaware
American Precision Industries, Inc.	Delaware
API Harowe (St. Kitts) Ltd.	St. Kitts and Nevis
Heat Transfer Guarantee Co., LLC	Delaware
Portescap S.A.	Switzerland
Portescap Co., Ltd.	Japan
Portescap U.S., Inc.	New York
Ball Screws and Actuators Co., Inc.	California
G&L Motion Control Inc.	Delaware
Motion Engineering Incorporated	California
Thomson Industries, Inc.	New York
ABEK LLC	Delaware
Thomson Industries S. de R.L. de C.V.	Mexico
Thomson Linear LLC	Delaware
Wermex Corporation	Texas
PacSci Motion Control, Inc.	Massachusetts
Kollmorgen Corporation	New York
AT Business Systems LLC	Delaware
Svendborg Brakes USA, LLC	Delaware
TB Wood’s Corporation	Delaware
TB Wood’s Incorporated	Pennsylvania
T.B. Wood’s Canada Ltd.	Canada
Industrial Blaju, S.A. de C.V.	Mexico
Warner Electric LLC	Delaware
Warner Electric Technology LLC	Delaware
Altra Industrial Motion (Thailand) Ltd.	Thailand
Altra Industrial Motion International Holding, LLC	Delaware
Altra Industrial Motion Netherlands B.V.	Netherlands
Altra Industrial Motion Denmark ApS	Denmark
S.B. Patent Holding ApS	Denmark
Svendborg Brakes ApS	Denmark
Svendborg Brakes Chile Ltd.	Chile
Svendborg Brakes España S.A.	Spain
Svendborg Brakes India Ltd.	India
Svendborg Brakes Korea Co. Ltd.	Republic of Korea
Svendborg Brakes Peru S.A.C.	Peru
Svendborg Brakes Shanghai Co., Ltd.	China
Svendborg Brakes Trading (Shanghai) Co., Ltd.	China
Altra Industrial Motion do Brasil Equipamentos Industriais Ltda.	Brazil
Altra Industrial Motion Germany GmbH	Germany
Kollmorgen Automation AB	Sweden

Tollo Linear AB	Sweden
Kollmorgen Europe GmbH	Germany
Kollmorgen s.r.o.	Czech Republic
Jacobs Vehicle Systems Europe s.r.o.	Czech Republic
Kollmorgen S.r.l.	Italy
Stieber GmbH	Germany
Stromag Holding GmbH	Germany
Stromag GmbH	Germany
Altra Industrial Motion India Private Ltd.	India
Stromag Dessau GmbH	Germany
Thomson Neff Industries GmbH	Germany
Altra Industrial Motion Russia OOO	Russia
Altra Industrial Motion UK Holding Ltd.	United Kingdom
Altra Industrial Motion UK Ltd.	United Kingdom
Bauer Gear Motor Ltd.	United Kingdom
Bibby Transmissions Ltd.	United Kingdom
Altra Industrial Motion South Africa (Pty.) Ltd.	South Africa
Huco Engineering Industries Ltd.	United Kingdom
Matrix International Ltd.	United Kingdom
Matrix International GmbH	Germany
Twiflex Ltd.	United Kingdom
AS Motion Asiapac Holding Ltd.	Hong Kong
A&S Industry Technology (Tianjin) Co., Ltd.	China
Portescap Singapore Pte.	Singapore
Portescap India Private Limited	India
Bauer Gear Motor Finland Oy Ab	Finland
Bauer Gear Motor GmbH	Germany
Aluminium Die Casting S.r.l.	Italy
Bauer Gear Motor Europe GmbH	Germany
Bauer Gear Motor Slovakia s.r.o.	Slovakia
Warner Electric (Holding) SAS	France
Stromag Holding SAS	France
Stromag France SAS	France
Warner Electric Europe SAS	France
Warner Electric (Neth) Holding B.V.	Netherlands
Altra Industrial Motion Australia Pty. Ltd.	Australia
Altra Industrial Motion Hong Kong Limited	Hong Kong
Altra Industrial Motion (ShenZhen) Co.	China
Altra Industrial Motion Singapore Pt. Ltd.	Singapore
Altra Industrial Motion Switzerland Sàrl	Switzerland
Altra Industrial Motion Taiwan Ltd.	Taiwan